Exhibit 99.1

FOR IMMEDIATE RELEASE

ALPHATEC SPINE REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Continuing strategic execution and fiscal discipline yield successful quarter

CARLSBAD, CA, November 7, 2013 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that provides physician-inspired solutions for patients with spinal disorders, today announced its financial results for the third quarter of fiscal year 2013, ended September 30, 2013.

Highlights of Alphatec Spine’s Third Quarter and Recent Activities:

•	Third quarter 2013 total revenue was $50.2 million; up 7.2% from the third quarter of 2012, or 10.7% on a constant currency basis, representing broad growth in all of our markets.

•	U.S. revenue was $33.7 million; up 8.8% from the third quarter of 2012; excluding the revenue contributions of PureGen realized in Q3 of 2012, U.S. revenue was up 15%. U.S. hospital implant revenue was up 23.3%. Positive performance in the U.S. was the result of continued solid unit volume gains in our core hospital business and increased surgeon uptake across our various product lines.

•	International revenue was $16.5 million; up 4.0% from the third quarter of 2012, or approximately 14.4% on a constant currency basis. Strong operational performance was again attributable to the Company’s robust business in Japan, combined with thriving underlying demand in Latin America, Asia and Europe.

•	Adjusted EBITDA was $6.7 million, or 13.4% of revenues, compared to $6.0 million, or 12.8% of revenues reported for the third quarter of 2012, and $4.9 million, or 9.6% of revenues for the second quarter of 2013.

•	The planned restructuring of Scient’x S.A.S’s and Surgiview S.A.S’s operations and the planned discontinuance of commercial activities in France is anticipated to improve the gross margins and overall profitability of our international businesses and is anticipated to increase EBITDA by $6 to $7 million on an annualized basis beginning in the second half of 2014.

•	After ongoing dialog with the FDA, the Company has made the business decision to discontinue PureGen from its product portfolio. Investing in the significant clinical trial costs and timelines to support the future commercialization of PureGen is not a prudent use of Alphatec’s resources at this time.

“When I came onboard as CEO eighteen months ago, I set out a clear strategy for the company to strengthen the sales and profitability of the organization,” said Les Cross, Chairman and CEO of Alphatec Spine. “This strategy was supported by key operational initiatives to enhance the productivity of our global sales organization, generate a continuous flow of new products, improve overall margin structure and scale our business through acquisitions of companies and key products. Today, I am pleased to report that Alphatec’s third quarter performance demonstrates the tremendous progress we have made on each of these initiatives.”

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“Our third quarter overall revenue performance continues to be strong,” continued Mr. Cross. “We are pleased to see the progress we are making in the U.S. on unit volume sales to hospitals as well as overall physician uptake of our products. Additionally, our international business saw growth across all major geographies in the third quarter. Japan continues to deliver outstanding results. Excluding the impact of foreign currency, our business in Japan grew 21% in the third quarter of 2013 as compared to third quarter of 2012.”

“We are also excited about the positive uptake we are seeing with our newly launched products. Alphatec Solus, our latest innovative lumbar interbody fusion device, and NEXoss, the next-generation synthetic bone graft, have both gained traction with surgeons in the third quarter and we expect this to continue in 2013 and beyond.”

“During the third quarter we also continued to deliver operational savings and to further improve bottom-line performance. In September we announced plans to restructure our French operations as well as discontinue commercial operations in France. This is a significant business decision for our future financial performance as we expect that it will deliver annualized adjusted EBITDA improvement of approximately $6 to $7 million beginning in the second half of 2014 once the restructuring is complete. We are grateful for the significant contributions of those employees who could be impacted by this plan and will do everything we can to assist all affected employees and their families. While these decisions are not always easy, we will continue to identify and implement strategic cost reductions that will drive overall improvement in gross margins and lower existing cost structures.”

“Overall, I am very proud of Alphatec’s performance this year and the third quarter results demonstrate our clarity of focus on our strategy and delivering sustainable, positive results. The foundation we have built over the last eighteen months is clearly generating positive momentum and provides us with an extraordinary opportunity to maximize future shareholder value. We are committed to continue to identify ways in which we can strategically drive top-line results while continuing our ongoing fiscal discipline to improve future profitability.”

Third Quarter Financial Results

The Financial results of the Company were impacted by two non-recurring items that were charged in the third quarter. Charges incurred as a result of the planned French restructuring and discontinuance of PureGen are identified in an additional table attached hereto to aid reconciliations to our operating results. The Company expensed a total of $8.5 million associated with the planned French restructuring. $4.5 million of this included non-cash charges that were expensed to cost of goods sold to reflect a provision to write off inventory and surgical instruments associated with the discontinuation of commercial operations in France. The remainder, $4.0 million, was charged as a non-recurring future cash restructuring expense and reflects the French Social Plan costs for the impacted employees and other costs associated with the planned restructuring.

The Company also charged $3.5 million to cost of goods sold in the quarter to reflect non-cash expenses associated with the Company’s decision to cease further commercial activities with respect to PureGen.

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Both of these items have been excluded from our non-GAAP Adjusted EBITDA metric as we believe that the non-recurring nature of these charges does not represent the underlying performance of the Company.

Consolidated net revenues for the third quarter of 2013 ended September 30, 2013 were $50.2 million, representing growth of 7.2% compared to $46.8 million reported for the third quarter of 2012. Excluding the effect of foreign currency conversion, net revenues increased 10.7% during the quarter.

U.S. net revenues for the third quarter of 2013 were $33.7 million, an increase of 8.8%, compared to $31.0 million reported for U.S. net revenues in the third quarter of 2012.

International net revenues for the third quarter of 2013 were $16.5 million, representing growth of 4.0% compared to $15.9 million reported for the third quarter of 2012. Excluding the effect of foreign currency conversion, international net revenues increased 14.4% during the quarter.

Gross profit and gross margin for the third quarter of 2013 were $24.2 million and 48.3%, respectively, compared to $29.6 million and 63.3%, respectively, for the third quarter of 2012. When gross profit and gross margin in the third quarter of 2013 are adjusted for the two non-recurring items ($4.5 million for French inventory and $3.5 million for PureGen), gross profit and gross margin would be $32.3 million and 64.3%, respectively, reflecting continued performance at managing costs in a challenging environment for both pricing and product mix.

Total operating expenses for the third quarter of 2013 were $37.4 million, or 74.5% of revenues, reflecting an increase of approximately $5.8 million compared to the third quarter of 2012. The variance is driven by the $4.0 million restructuring charge, legal expenses associated with current litigation matters and the medical device excise tax.

GAAP net loss for the third quarter of 2013 was $14.5 million or ($0.15) per share (basic and diluted), compared to a net loss of $2.5 million, or ($0.03) per share (basic and diluted) for the third quarter of 2012. Non-GAAP EPS when adjusted for the two non-recurring items and the amortization of intangible assets is $0.01 per share (basic and diluted), compared to $0.01 per share (basic and diluted) for the third quarter of 2012.

Adjusted EBITDA in the third quarter of 2013 was $6.7 million, or 13.4% of revenues, compared to $6.0 million, or 12.8% of revenues reported for the third quarter of 2012. Adjusted EBITDA represents net income or loss excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, and other non-recurring items, such as restructuring expenses, IPR&D and transaction-related expenses.

Cash and cash equivalents were $18.7 million at September 30, 2013, compared to $22.2 million reported at December 31, 2012.

2013 Financial Guidance

The Company expects full-year revenues for 2013 to be approximately $204 million on an as-reported basis, which represents an increase of 3.9% from 2012 or approximately 6.5% on a constant currency basis from 2012. The Company anticipates Non GAAP Adjusted EBITDA to be in the range of $24 million to $25 million, or approximately 21% to 26% over 2012, and representing approximately 12% of revenue.

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Conference Call

Alphatec Spine will webcast its Quarterly Update Call today at 5:00 p.m. EDT / 2:00 p.m. PDT. Les Cross, Alphatec’s Chairman and CEO will lead the call. During the call the Company plans to provide further details underlying its third quarter 2013 financial results.

To access the webcast, please log on to www.alphatecspine.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software. For those without access to the internet, the live call may be accessed by phone by calling toll-free (877) 556-5251 (U.S. / Canada) or (720) 545-0036 (international), participant passcode number 90531878. A replay of the call will also be available on the investor relations section of Alphatec Spine’s website for at least 30 days.

Non-GAAP Information

Alphatec Spine reports certain non-GAAP financial measures such as non-GAAP earnings and earnings per share, adjusted for effects of amortization and other non-recurring or expense items, such as loss on extinguishment of debt, restructuring expenses and transaction-related expenses. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as severance expense and transaction-related expenses. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. For completeness, Management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. These non-GAPP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a medical device company that designs, develops, manufactures and markets physician-inspired products and solutions for the treatment of spinal disorders associated with trauma, congenital deformities, disease and degeneration. The Company’s mission is to combine innovative surgical solutions with world-class customer service to improve outcomes and patient quality of life. The Company and its affiliates market products in the U.S. and in over 50 countries internationally via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements.

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Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include references to Alphatec Spine’s 2013 revenue (including without limitation, the approximated revenues for Q4 2013 that are set forth in this press release) and adjusted EBITDA projections; the success of the Company to achieve the gross margin, profitability and adjusted EVITDA improvements of the French restructuring in the anticipated timeframes; the ability of the Company to minimize the revenue loss associated with the French restructuring; the success of the Company’s initiatives to drive global sales growth, increase margins and increase operating efficiencies. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including the Alphatec Solus, and NeXoss products discussed in this press release; failure to successfully implement streamlining activities to create anticipated savings; failure to successfully begin in-house manufacturing of certain products; failure to obtain FDA clearance or approval or international regulatory approvals for new products, including the products discussed in this press release, or unexpected or prolonged delays in the process; Alphatec Spine’s ability to develop and expand its U.S. and/or global revenues; continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; Alphatec Spine’s ability to compete with other competing products and with emerging new technologies; product liability exposure; failure to meet all financial obligations in the Cross Medical settlement or its credit agreement; an unsuccessful outcome in any material litigation in which the Company is a defendant; patent infringement claims and claims related to Alphatec Spine’s intellectual property. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2012, filed on March 4, 2013 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues	$50,196	$46,839	$151,659	$143,535
Cost of revenues	25,532	16,844	61,303	50,773
Amortization of acquired intangible assets	432	362	1,289	1,114

Total cost of revenues	25,964	17,206	62,592	51,887

Gross profit	24,232	29,633	89,067	91,648

Operating expenses:
Research and development	3,028	3,216	10,376	11,003
Sales and marketing	18,149	17,778	55,804	55,843
General and administrative	11,443	9,758	34,018	28,714
Amortization of acquired intangible assets	741	491	2,255	1,574
Transaction related costs	—	364	—	364
Restructuring expenses	4,045	—	4,045	—

Total operating expenses	37,406	31,607	106,498	97,498

Operating loss	(13,174)	(1,974)	(17,431)	(5,850)
Interest and other income (expense), net	(836)	(533)	(3,506)	(5,013)

Loss from continuing operations before taxes	(14,010)	(2,507)	(20,937)	(10,863)
Income tax provision (benefit)	500	(38)	883	(759)

Net loss	$(14,510)	$(2,469)	$(21,820)	$(10,104)

Net loss per common share:
Basic and diluted net loss per share	$(0.15)	$(0.03)	$(0.23)	$(0.11)

Weighted-average shares - basic and diluted	96,381	89,503	96,046	89,222

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$18,654	$22,241
Accounts receivable, net	41,738	41,012
Inventories, net	43,139	49,855
Prepaid expenses and other current assets	6,069	5,953
Deferred income tax assets	2,874	2,991

Total current assets	112,474	122,052

Property and equipment, net	29,515	30,403
Goodwill	181,390	180,838
Intangibles, net	40,744	46,856
Other assets	2,012	1,978

Total assets	$366,135	$382,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,171	$15,237
Accrued expenses	35,952	38,490
Deferred revenue	1,264	1,361
Current portion of long-term debt	4,984	1,700

Total current liabilities	56,371	56,788

Total long term liabilities	57,191	55,920
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	228,970	245,816

Total liabilities and stockholders’ equity	$366,135	$382,127

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating loss, as reported	$(13,174)	$(1,974)	$(17,431)	$(5,850)
Add back:
Depreciation	3,677	3,542	10,852	10,536
Amortization of intangible assets	2,525	1,405	5,568	4,199
Amortization of acquired intangible assets	1,173	853	3,544	2,688

Total EBITDA	(5,799)	3,826	2,533	11,573

Add back significant items:
Stock-based compensation	853	1,000	2,832	2,210
In-process research and development	—	—	—	—
Transaction related expenses	—	364	—	364
Restructuring and other charges	11,666	793	12,321	793

EBITDA, as adjusted for significant items	$6,720	$5,983	$17,686	$14,940

Net loss, as reported	$(14,510)	$(2,469)	$(21,820)	$(10,104)
Add back:
In-process research and development	—	—	—	—
Amortization of acquired intangible assets	1,173	853	3,544	2,688
Amortization of intangible assets	2,525	1,405	5,568	4,199
Loss on extinguishment of debt	—	—	—	2,910
Transaction related expenses	—	364	—	364
Restructuring and other charges	11,666	793	12,321	793

Net loss, as adjusted for significant items	$854	$946	$(387)	$850

Net loss per common share - basic and diluted	$(0.15)	$(0.03)	$(0.23)	$(0.11)
Add back:
Amortization of acquired intangible assets	0.01	0.01	0.04	0.03
Amortization of intangible assets	0.03	0.02	0.06	0.05
Loss on extinguishment of debt	—	—	—	0.03
Transaction related expense	—	0.00	—	0.00
Restructuring and other charges	0.12	0.01	0.13	0.01

Net loss per common share - basic and diluted, as adjusted for significant items	$0.01	$0.01	$(0.00)	$0.01

Weighted-average shares - basic and diluted	96,381	89,503	96,046	89,222

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended				% Change
	September 30,		% Change	% Change	Foreign
	2013	2012	As Reported	Operations	Currency
Revenues by geographic segment
U.S.	$33,696	$30,980	8.8%	8.8%	0.0%
International	16,500	15,859	4.0%	14.4%	-10.4%

Total revenues	$50,196	$46,839	7.2%	10.7%	-3.5%

Gross profit by geographic segment
U.S.	$19,754	$21,360
International	4,478	8,273

Total gross profit	$24,232	$29,633

Gross profit margin by geographic segment
U.S.	58.6%	68.9%
International	27.1%	52.2%

Total gross profit margin	48.3%	63.3%

	Nine Months Ended				% Change
	September 30,		% Change	% Change	Foreign
	2013	2012	As Reported	Operations	Currency
Revenues by geographic segment
U.S.	$99,249	$96,430	2.9%	2.9%	0.0%
International	52,410	47,105	11.3%	20.6%	-9.3%

Total revenues	$151,659	$143,535	5.7%	8.7%	-3.0%

Gross profit by geographic segment
U.S.	$64,778	$66,785
International	24,289	24,863

Total gross profit	$89,067	$91,648

Gross profit margin by geographic segment
U.S.	65.3%	69.3%
International	46.3%	52.8%

Total gross profit margin	58.7%	63.9%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2013 revenues due to the change in foreign exchange rates for the periods presented.

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ALPHATEC HOLDINGS, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended September 30, 2013
		Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenues	$50,196	$—		$50,196
Cost of revenues	25,532	(8,045	) (a) (b)	17,487
Amortization of acquired intangible assets	432			432

Total cost of revenues	25,964	(8,045)		17,919

Gross profit	24,232	8,045		32,277
	48.3%			64.3%
Operating expenses:
Research and development	3,028	—		3,028
Sales and marketing	18,149			18,149
General and administrative	11,443	(469	) (c)	10,974
Amortization of acquired intangible assets	741			741
Transaction related costs	—			—
Restructuring expenses	4,045	(4,045	) (d)	—

Total operating expenses	37,406	(4,514)		32,892

Operating loss	(13,174)	12,559		(615)
Interest and other income (expense), net	(836)			(836)

Loss from continuing operations before taxes	(14,010)	12,559		(1,451)
Income tax provision (benefit)	500			500

Net loss	$(14,510)	$12,559		$(1,951)

	Nine Months Ended September 30, 2013
		Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenues	$151,659	$—		$151,659
Cost of revenues	61,303	(8,045	) (a) (b)	53,258
Amortization of acquired intangible assets	1,289			1,289

Total cost of revenues	62,592	(8,045)		54,547

Gross profit	89,067	8,045		97,112
	58.7%			64.0%
Operating expenses:
Research and development	10,376	(162	) (e)	10,214
Sales and marketing	55,804			55,804
General and administrative	34,018	(962	) (c)	33,056
Amortization of acquired intangible assets	2,255			2,255
Transaction related costs	—			—
Restructuring expenses	4,045	(4,045	) (d)	—

Total operating expenses	106,498	(5,169)		101,329

Operating loss	(17,431)	13,214		(4,217)
Interest and other income (expense), net	(3,506)			(3,506)

Loss from continuing operations before taxes	(20,937)	13,214		(7,723)
Income tax provision (benefit)	883			883

Net loss	$(21,820)	$13,214		$(8,606)

Notes:

(a)	Write-off of inventory and intangibles of $3.5 million related to the Company’s Puregen product.
(b)	Record inventory and instrument net book value adjustment of $4.5 million related to the restructuring of the Company’s French operations.
(c)	Amount primarily relates to Phygen related severance benefits.
(d)	Facility closing costs accrued for the restructuring of the Company’s French operations.
(e)	Expense of in-process research and development.

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